Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 30, 2025, and each included in this Post-Effective Amendment No. 186 to the Registration Statement (Form N-1A, File No. 333-56881) of Voya Equity Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated July 23, 2025, with respect to Voya VACS Series MCV Fund, Voya Large-Cap Growth Fund, Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, Voya Multi-Manager Mid Cap Value Fund, Voya Corporate Leaders® 100 Fund, Voya Small Company Fund, Voya Mid Cap Research Enhanced Index Fund (renamed Voya MI Dynamic SMID Cap Fund effective July 28, 2025), Voya Small Cap Growth Fund and Voya Global Income & Growth Fund (comprising Voya Equity Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended May 31, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Boston, Massachusetts

September 22, 2025